Exhibit 99.1


             Milacron's Orders Up 11% in First Quarter


    CINCINNATI--(BUSINESS WIRE)--May 1, 2006--Milacron Inc. (NYSE:MZ), a leading global supplier of plastics-processing technologies and industrial fluids, reported a net loss of $9.6 million, or $0.25 per share, in the first quarter ended March 31, 2006. This compared to a net loss of $9.1 million, or $0.22 per share, in the first quarter of 2005, as the benefits of higher sales were offset by increased material prices and other costs. First-quarter manufacturing margins of 16.6% were essentially even with a year ago.
    Sales for the first quarter were $202 million, up 5% over the first quarter last year, while new orders rose 11% to $225 million, the highest level since the fourth quarter of 2000.
    During the quarter Milacron continued to improve its working capital management, cutting primary working capital requirements to 22.3% of sales from 25.5% in the first quarter of 2005 (see table). This helped the company generate a positive $4.3 million in net cash provided by operations compared to a use of cash of $6.2 million in the year-ago quarter.
    Cash on hand at the end of the quarter was $45 million, and the company had approximately $41 million available for borrowing under its asset-based revolving credit facility, which was undrawn at the end of the quarter. As a result, liquidity (cash plus borrowing availability) grew to $86 million.
    "While the first quarter is typically our weakest of the year, we are encouraged by the strong level of new orders, many of which reflect improved pricing," said Ronald D. Brown, chairman, president and chief executive officer. "This is the result of the execution of our growth initiatives as well as continued market recovery. The investment we have been making in new products, our expansion into faster-growing markets, our focus on improving customer support and growing our aftermarket businesses are all beginning to pay off," he said.

    Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) Growing demand for injection, blow molding and extrusion equipment boosted sales to $94 million, up 8% over the same period last year. New orders rose 20% to $114 million, resulting in a buildup in backlog of products with improved pricing. Segment earnings, however, declined slightly to $1.4 million versus $1.9 million in the year-ago quarter, as modestly better pricing was offset by higher costs for materials and the pursuit of certain strategic initiatives including expanded global distribution and new product development.
    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Demand in Western Europe showed signs of improvement for both injection molding and blow molding machinery, as first-quarter new orders in this segment rose 14% to $40 million from $35 million in the first quarter of 2005 and sales of $36 million were up 6% despite unfavorable currency translation effects. In local currencies, orders and sales rose 23% and 15%, respectively. Continued pricing pressure prevented this segment from recuperating material cost increases, resulting in an operating loss of $2.4 million compared to a loss of $2.2 million a year ago.
    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Sales in the first quarter of $44 million, essentially even with those of a year ago, were sluggish and lower than anticipated. Continued pricing pressures in Western European markets held back operating performance and segment earnings declined to $1.9 million from $2.3 million in the first quarter of 2005.
    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Improved pricing in both North America and Western Europe helped boost sales to $30 million, up 11% over the first quarter of 2005, and also contributed to segment earnings of $1.9 million versus $1.4 million a year ago. The improvement in earnings was significant considering that the first quarter of 2005 included almost $1 million in income from a one-time litigation settlement.

    Restructuring Progress

    Milacron's consolidation of its global mold technologies and European machinery technologies businesses, announced in November 2005, are on schedule. After extensive discussions with the union and works council regarding the company's injection molding machine manufacturing operation in Germany, the parties agreed to a plan to restructure the business based on a rationalized global product portfolio. These actions will streamline the organization and reduce the overall cost structure, while allowing the company to work more closely with customers. The works council is working with management to ensure the long-term success of this operation by making several concessions, including a reduction of up to 90 employees. At the same time, Milacron's mold technologies segment is proceeding with its consolidation efforts in both North America and Europe to remodel its business to bring lower-cost, high-quality products to its customers. As previously noted, in total the restructuring actions are expected to require a cash cost of approximately $13 million, spread over 2006 and the first half of 2007, and to generate annualized cost savings of about $15 million, of which $3 million to $4 million will be realized in late 2006.

    Outlook

    "We look forward to showcasing a great number of the new products we have been developing at the upcoming National Plastics Exposition and International Manufacturing Technologies Show in June and September, respectively," Brown said.
    "Our plastics machinery businesses, on a global basis, have been growing backlog with better priced products, so we expect to see operating earnings in these segments improve in the second quarter. The consolidation activities in our European machinery and mold technologies segments will result in a charge of approximately $9 million to $12 million in the second quarter but will benefit these businesses later in the year and more so in 2007 and beyond. Our industrial fluids business is developing new products and expanding its distribution, which we believe will help increase sales and operating earnings throughout the year. Overall, with 4% to 5% top-line growth reasonably achievable, we see 2006 shaping up as a better year for Milacron than 2005," he said.
    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-K on file with the Securities and Exchange Commission.

    Investor Conference Call

    Today at 1 p.m. EDT, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is 913-981-4900 or 800-810-0924. A recording of the conference call will be available from 4:00 p.m. today through midnight May 8 on Milacron's website or by phone: 719-457-0820 or 888-203-1112 and providing the access code: 3075284.
    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).


Milacron Inc. and Subsidiaries
                                                   First Quarter 2006
---------------------------------------------------------------------
                                             Three Months Ended
                                                  March 31,
                                         ----------------------------
                                             2006            2005
---------------------------------------  ------------   -------------

Sales                                    $202,397,000   $ 192,316,000

Net loss                                   (9,609,000)     (9,093,000)
    Per Share
        Basic                                   (0.25)          (0.22)
        Diluted                                 (0.25)          (0.22)

Common shares
    Weighted average outstanding for
     basic EPS                             48,024,000      47,524,000
    Weighted average outstanding for
     diluted EPS                           48,024,000      47,524,000
    Outstanding at quarter end             51,276,000      49,702,000


Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Earnings
Milacron Inc. and Subsidiaries
                                                   First Quarter 2006
---------------------------------------------------------------------
(In millions, except per-share data)         Three Months Ended
                                                  March 31,
                                         ----------------------------
                                             2006           2005
---------------------------------------  ------------   -------------

Sales                                    $      202.4   $       192.3
Cost of products sold                           168.8           160.1
                                         ------------   -------------
        Manufacturing margins                    33.6            32.2
          Percent of sales                       16.6%           16.7%

Other costs and expenses
    Selling and administrative                   34.2            33.5
    Restructuring costs(a)                        0.6             0.4
    Other expense - net                          (0.1)           (1.0)
                                         ------------   -------------
        Total other costs and expenses           34.7            32.9
                                         ------------   -------------
Operating loss                                   (1.1)           (0.7)
Interest expense - net                           (7.6)           (8.2)
                                         ------------   -------------
Loss before income taxes                         (8.7)           (8.9)
Provision for income taxes                        0.9             0.2
                                         ------------   -------------
Net loss                                 $       (9.6)  $        (9.1)
                                         ============   =============
Net loss per common share - basic and
 diluted                                 $      (0.25)  $       (0.22)
                                         ============   =============

(a) Represents costs related to initiatives to reduce operating and administrative costs.

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Balance Sheets
Milacron Inc. and Subsidiaries
                                                   First Quarter 2006
---------------------------------------------------------------------
(In millions)                              March 31,      March 31,
                                             2006           2005
---------------------------------------  ------------   -------------

Assets
Cash and cash equivalents                $       44.6   $        43.7
Notes and accounts receivable - net             119.8           128.1
Inventories                                     169.0           161.3
Other current assets                             44.7            46.5
                                         ------------   -------------
        Total current assets                    378.1           379.6
Property, plant and equipment - net             115.2           124.0
Goodwill                                         84.3            85.8
Other noncurrent assets                         106.4           116.0
                                         ------------   -------------
        Total assets                     $      684.0   $       705.4
                                         ============   =============

Liabilities and shareholders' equity
 (deficit)
Short-term borrowings and long-term
 debt due within one year(a)             $        4.8   $         3.7
Trade accounts payable and advance
 billings and deposits                          110.8            88.9
Accrued and other current liabilities            81.8            99.2
                                         ------------   -------------
        Total current liabilities               197.4           191.8
Long-term accrued liabilities                   265.1           243.4
Long-term debt                                  232.9           235.3
Shareholders' equity (deficit)                  (11.4)           34.9
                                         ------------   -------------
        Total liabilities and
         shareholders' equity (deficit)  $      684.0   $       705.4
                                         ============   =============


(a) No borrowings were drawn against the revolving credit facility in either 2006 or 2005. Outstanding letters of credit were $8 million and $10 million in 2006 and 2005, respectively.

Note: These statements are unaudited and subject to year-end adjustments.



Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                   First Quarter 2006
---------------------------------------------------------------------
(In millions)                                Three Months Ended
                                                 March 31,
                                         ----------------------------
                                             2006           2005
---------------------------------------  ------------   -------------

Increase (decrease) in cash and cash
 equivalents
Operating activities cash flows
    Net loss                             $       (9.6)  $        (9.1)
    Depreciation and amortization                 4.1             4.5
    Restructuring costs                           0.6             0.4
    Working capital changes
        Notes and accounts receivable            (1.2)            5.2
        Inventories                              (6.7)           (9.0)
        Other current assets                     (0.1)            2.6
        Trade accounts payable                    8.5            (4.6)
        Other current liabilities                 5.5            (0.9)
    Deferred income taxes and other - net         3.2             4.7
                                         ------------   -------------
        Net cash provided (used) by
         operating activities                     4.3            (6.2)

Investing activities cash flows
    Capital expenditures                         (3.7)           (1.5)
    Other - net                                     -             0.2
                                         ------------   -------------
        Net cash used by investing
         activities                              (3.7)           (1.3)

Financing activities cash flows
    Repayments of long-term debt                 (0.6)           (3.8)
    Decrease in short-term borrowings            (1.8)          (10.2)
    Debt issuance costs                             -            (0.6)
    Costs of 2004 rights offering                   -            (1.1)
    Dividends paid                                  -            (1.6)
                                         ------------   -------------
        Net cash used by financing
         activities                              (2.4)          (17.3)

Effect of exchange rate fluctuations on
 cash and cash equivalents                        0.7            (0.7)
                                         ------------   -------------
Decrease in cash and cash equivalents            (1.1)          (25.5)

Cash and cash equivalents at beginning
 of period                                       45.7            69.2
                                         ------------   -------------
Cash and cash equivalents at end of
 period                                  $       44.6   $        43.7
                                         ============   =============

Note: These statements are unaudited and subject to year-end adjustments.



Segment and Supplemental Information
Milacron Inc. and Subsidiaries
                                                   First Quarter 2006
---------------------------------------------------------------------
(In millions)                                Three Months Ended
                                                  March 31,
                                         ----------------------------
                                             2006           2005
---------------------------------------  ------------   -------------

Machinery technologies North America
    Sales                                $       94.1   $        87.1
    Operating cash flow(a)                        2.9             3.5
    Segment earnings                              1.4             1.9
        Percent of sales                          1.5%            2.2%
    New orders                                  114.0            94.9

Machinery technologies Europe
    Sales                                $       36.3   $        34.3
    Operating cash flow(a)                       (1.6)           (1.2)
    Segment loss                                 (2.4)           (2.2)
        Percent of sales                         -6.6%           -6.4%
    New orders                                   40.0            35.4

Mold technologies
    Sales                                $       44.4   $        44.2
    Operating cash flow(a)                        3.3             3.7
    Segment earnings                              1.9             2.3
        Percent of sales                          4.3%            5.2%
    New orders                                   43.7            45.1

Eliminations
    Sales                                $       (2.1)  $        (0.3)
    New orders                                   (2.3)           (0.4)

    Total plastics technologies
        Sales                            $      172.7   $       165.3
    Operating cash flow(a)                        4.6             6.0
        Segment earnings                          0.9             2.0
        Percent of sales                          0.5%            1.2%
        New orders                              195.4           175.0

Industrial fluids
    Sales                                $       29.7   $        27.0
    Operating cash flow(a)                        2.3             1.9
    Segment earnings                              1.9             1.4
        Percent of sales                          6.4%            5.2%
    New orders                                   29.7            27.0

Total continuing operations
    Sales                                $      202.4   $       192.3
    Operating cash flow(a)                        3.6             4.2
    Segment earnings                              2.8             3.4
    Restructuring costs(b)                       (0.6)           (0.4)
    Corporate expenses                           (3.3)           (3.5)
    Other unallocated expenses                      -            (0.2)
                                         ------------   -------------
    Operating loss                               (1.1)           (0.7)
        Percent of sales                         -0.5%           -0.4%
    New orders                                  225.1           202.0
    Ending backlog                              116.2            96.0

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) Represents costs related to initiatives to reduce operating and administrative costs.

Note: These statements are unaudited and subject to year-end adjustments.



Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries
                                                    First Quarter 2006
----------------------------------------------------------------------
(In millions)                                 Three Months Ended
                                                   March 31,
                                         ----------------------------
                                             2006            2005
---------------------------------------------------------------------

Machinery technologies North America
    Segment earnings                     $        1.4   $         1.9
    Depreciation and amortization                 1.5             1.6
                                         ------------   -------------
    Operating cash flow                           2.9             3.5

Machinery technologies Europe
    Segment loss                         $       (2.4)  $        (2.2)
    Depreciation and amortization                 0.8             1.0
                                         ------------   -------------
    Operating cash flow                          (1.6)           (1.2)

Mold technologies
    Segment earnings                     $        1.9   $         2.3
    Depreciation and amortization                 1.4             1.4
                                         ------------   -------------
    Operating cash flow                           3.3             3.7

    Total plastics technologies
        Segment earnings                         $0.9            $2.0
        Depreciation and amortization             3.7             4.0
                                         ------------   -------------
        Operating cash flow                       4.6             6.0

Industrial fluids
    Segment earnings                     $        1.9   $         1.4
    Depreciation and amortization                 0.4             0.5
                                         ------------   -------------
    Operating cash flow                           2.3             1.9

Consolidated operations
    Net loss                             $       (9.6)  $        (9.1)
    Provision for income taxes                    0.9             0.2
    Interest expense - net                        7.6             8.2
    Restructuring costs(a)                        0.6             0.4
    Depreciation and amortization                 4.1             4.5
                                         ------------   -------------
    Operating cash flow                          $3.6            $4.2
                                         ============   =============


(a) Represents costs related to initiatives to reduce operating and administrative costs.

Note: These statements are unaudited and subject to year-end adjustments.



Calculation of Primary Working Capital as a Percentage of Sales Milacron Inc. and Subsidiaries
                                                   First Quarter 2006
---------------------------------------------------------------------
(In millions)                              March 31,      March 31,
                                             2006           2005
---------------------------------------------------------------------

Total current assets                     $      378.1   $       379.6
Total current liabilities                      (197.4)         (191.8)
                                         ------------   -------------

Working capital                                 180.7           187.8
Deduct:
    Cash and cash equivalents                   (44.6)          (43.7)
    Notes receivable                             (3.7)           (6.3)
    Other current assets                        (44.7)          (46.5)
Add:
    Accounts receivable sold                      8.7             4.1
    Short-term borrowings and long-
     term debt due within one year                4.8             3.7
    Accrued and other current liabilities        81.8            99.2
                                         ------------   -------------

Primary working capital                  $      183.0   $       198.3
                                         ============   =============

Sales for the four consecutive quarters
 ended
      March 31, 2006                     $      819.0
                                         ============
      March 31, 2005                                    $       777.6
                                                        =============

Primary working capital as a percentage
 of sales                                        22.3%           25.5%
                                         ============   =============


Note: These statements are unaudited and subject to year-end adjustments.


Historical Information
---------------------------------------------------------------
(In millions, except per-share data)
                                           2004
                            -----------------------------------
                             Qtr 1  Qtr 2  Qtr 3  Qtr 4  Year
---------------------------------------------------------------

Sales                       $188.9 $191.7 $180.5 $213.1 $774.2
Cost of products sold        156.1  156.2  144.6  169.7  626.6
Cost of products sold
 related to restructuring        -      -    1.7   (0.3)   1.4
                            -----------------------------------
        Total cost of
         products sold       156.1  156.2  146.3  169.4  628.0
                            -----------------------------------

 Manufacturing margins        32.8   35.5   34.2   43.7  146.2

Other costs and expenses
 Selling and administrative   30.9   30.8   30.8   34.4  126.9
 Refinancing costs             6.4   14.6    0.4      -   21.4
 Restructuring costs           1.1    1.7    0.6    8.2   11.6
 Other - net                   1.4   (0.1)   0.5    1.1    2.9
                            -----------------------------------
        Total other costs
         and expenses         39.8   47.0   32.3   43.7  162.8
                            -----------------------------------

Operating earnings (loss)     (7.0) (11.5)   1.9      -  (16.6)

Interest expense - net        (7.9) (15.3)  (6.6)  (7.5) (37.3)
                            -----------------------------------

Loss from continuing
 operations before income
 taxes                       (14.9) (26.8)  (4.7)  (7.5) (53.9)

Provision (benefit) from
 income taxes                  1.1    1.1    0.8   (5.6)  (2.6)
                            -----------------------------------

Earnings (loss) from
 continuing operations       (16.0) (27.9)  (5.5)  (1.9) (51.3)

Discontinued operations -
 net of income taxes(a)
 Loss from operations         (0.6)  (0.7)     -      -   (1.3)
 Net gain on divestitures        -    0.8      -      -    0.8
                            -----------------------------------
        Total discontinued
         operations           (0.6)   0.1      -      -   (0.5)
                            -----------------------------------
Net earnings (loss)         $(16.6)$(27.8) $(5.5) $(1.9)$(51.8)
                            ===================================

Earnings (loss) per common
 share
 Basic
    Continuing operations   $(0.43)$(0.99)$(0.18)$(0.08)$(1.72)
    Discontinued operations  (0.02)     -      -      -  (0.01)
                            -----------------------------------
        Net earnings (loss) $(0.45)$(0.99)$(0.18)$(0.08)$(1.73)
                            ===================================
 Diluted
    Continuing operations   $(0.43)$(0.99)$(0.18)$(0.08)$(1.72)
    Discontinued operations  (0.02)     -      -      -  (0.01)
                            -----------------------------------
        Net earnings (loss) $(0.45)$(0.99)$(0.18)$(0.08)$(1.73)
                            ===================================

----------------------------------------------------------------------
                                           2005                 2006
                            ------------------------------------------
                             Qtr 1  Qtr 2  Qtr 3  Qtr 4  Year   Qtr 1
----------------------------------------------------------------------

Sales                       $192.3 $208.8 $190.7 $217.1 $808.9 $202.4
Cost of products sold        160.1  171.0  157.3  174.6  663.0  168.8
Cost of products sold
 related to restructuring        -      -      -      -      -      -
                            ------------------------------------------
        Total cost of
         products sold       160.1  171.0  157.3  174.6  663.0  168.8
                            ------------------------------------------

 Manufacturing margins        32.2   37.8   33.4   42.5  145.9   33.6

Other costs and expenses
 Selling and administrative   33.5   33.7   31.3   35.3  133.9   34.2
 Refinancing costs               -      -      -      -      -
 Restructuring costs           0.4    0.3    0.1    0.8    1.6    0.6
 Other - net                  (1.0)   0.2    1.3    0.1    0.5   (0.1)
                            ------------------------------------------
        Total other costs
         and expenses         32.9   34.2   32.7   36.2  136.0   34.7
                            ------------------------------------------
Operating earnings (loss)     (0.7)   3.6    0.7    6.3    9.9   (1.1)
Interest expense - net        (8.2)  (7.0)  (7.7)  (7.4) (30.3)  (7.6)
                            ------------------------------------------

Loss from continuing
 operations before income
 taxes                        (8.9)  (3.4)  (7.0)  (1.1) (20.4)  (8.7)

Provision (benefit) from
 income taxes                  0.2    1.0    0.6   (5.6)  (3.8)   0.9
                            ------------------------------------------
Earnings (loss) from
 continuing operations        (9.1)  (4.4)  (7.6)   4.5  (16.6)  (9.6)

Discontinued operations -
 net of income taxes(a)
 Loss from operations            -      -      -      -      -      -
 Net gain on divestitures        -    0.6    0.7    1.2    2.5      -
                            ------------------------------------------
        Total discontinued
         operations              -    0.6    0.7    1.2    2.5      -
                            ------------------------------------------
Net earnings (loss)          $(9.1) $(3.8) $(6.9)  $5.7 $(14.1) $(9.6)
                            ==========================================

Earnings (loss) per common
 share
 Basic
    Continuing operations   $(0.22)$(0.12)$(0.20) $0.06 $(0.48)$(0.25)
    Discontinued operations      -   0.01   0.02   0.03   0.05      -
                            ------------------------------------------
        Net earnings (loss) $(0.22)$(0.11)$(0.18) $0.09 $(0.43)$(0.25)
                            ==========================================
 Diluted
    Continuing operations   $(0.22)$(0.12)$(0.20) $0.04 $(0.48)$(0.25)
    Discontinued operations      -   0.01   0.02   0.01   0.05      -
                            ------------------------------------------
        Net earnings (loss) $(0.22)$(0.11)$(0.18) $0.05 $(0.43)$(0.25)
                            ==========================================

(a) In 2005, represents adjustments of reserves related to prior divestitures. For the year ended December 31, 2004, reflects the presentation of Grinding Wheels as a discontinued operation prior to its divestiture in the second quarter.


Historical Segment and Supplemental Information
---------------------------------------------------------------------
(In Millions)                              2004
                            ----------------------------------
                             Qtr 1  Qtr 2  Qtr 3  Qtr 4  Year
---------------------------------------------------------------------

Machinery technologies
 North America
    Sales                    $77.3  $83.2  $77.2  $96.7 $334.4
    Operating cash flow(a)     1.4    5.3    5.9   10.8   23.4
    Segment earnings (loss)   (0.6)   3.4    4.1    9.1   16.0
    New orders                79.1   87.2   80.3   90.5  337.1

Machinery technologies Europe
    Sales                    $42.5  $42.4  $37.5  $44.6 $167.0
    Operating cash flow(a)     2.2    2.3    0.8    0.8    6.1
    Segment earnings (loss)    1.1    1.3   (0.3)  (0.2)   1.9
    New orders                40.0   45.7   36.3   33.0  155.0

Mold technologies
    Sales                    $43.3  $39.9  $39.6  $44.3 $167.1
    Operating cash flow(a)     3.0    1.5    2.7    3.8   11.0
    Segment earnings (loss)    1.4   (0.1)   1.1    1.9    4.3
    New orders                43.0   40.5   39.5   44.8  167.8

Eliminations
    Sales                    $(0.4) $(1.5) $(0.4) $(1.0) $(3.3)
    New orders                (1.3)  (1.0)  (0.2)  (0.1)  (2.6)

Total plastics technologies
    Sales                   $162.7 $164.0 $153.9 $184.6 $665.2
    Operating cash flow(a)     6.6    9.1    9.4   15.4   40.5
    Segment earnings           1.9    4.6    4.9   10.8   22.2
    New orders               160.8  172.4  155.9  168.2  657.3

Industrial fluids
    Sales                    $26.2  $27.7  $26.6  $28.5 $109.0
    Operating cash flow(a)     3.0    3.9    3.3    0.8   11.0
    Segment earnings           2.5    3.4    2.8    0.5    9.2
    New orders                26.2   27.8   26.6   28.5  109.1

Total continuing operations(b)
    Sales                   $188.9 $191.7 $180.5 $213.1 $774.2
    Operating cash flow(a)     5.8    9.9    9.6   12.8   38.1
    Segment earnings           4.4    8.0    7.7   11.3   31.4
    Refinancing costs(c)      (6.4) (14.6)  (0.4)     -  (21.4)
    Restructuring costs(d)    (1.1)  (1.7)  (2.3)  (7.9) (13.0)
    Corporate expenses        (3.3)  (2.9)  (2.6)  (3.1) (11.9)
    Other unallocated
     expenses(e)              (0.6)  (0.3)  (0.5)  (0.3)  (1.7)
                            -----------------------------------
    Operating earnings (loss) (7.0) (11.5)   1.9      -  (16.6)
        Percent of sales      -3.7%  -6.0%   1.1%   0.7%  -2.1%
    New orders               187.0  200.2  182.5  196.7  766.4
    Ending backlog            89.5   97.7  100.1   87.3   87.3

---------------------------------------------------------------------
                                           2005                 2006
                            -----------------------------------------
                             Qtr 1  Qtr 2  Qtr 3  Qtr 4  Year   Qtr 1
---------------------------------------------------------------------

Machinery technologies
 North America
    Sales                    $87.1  $95.4  $86.7 $107.3 $376.5  $94.1
    Operating cash flow(a)     3.5    6.5    5.8    7.2   23.0    2.9
    Segment earnings (loss)    1.9    4.9    4.3    5.6   16.7    1.4
    New orders                94.9  100.7   89.2  101.7  386.5  114.0

Machinery technologies Europe
    Sales                    $34.3  $41.5  $36.8  $36.9 $149.5  $36.3
    Operating cash flow(a)    (1.2)   0.6   (0.5)   0.5   (0.6)  (1.6)
    Segment earnings (loss)   (2.2)  (0.5)  (1.5)  (0.7)  (4.9)  (2.4)
    New orders                35.4   42.7   34.2   40.3  152.6   40.0

Mold technologies
    Sales                    $44.2  $44.4  $40.6  $44.2 $173.4  $44.4
    Operating cash flow(a)     3.7    2.1    0.7    3.4    9.9    3.3
    Segment earnings (loss)    2.3    0.7   (0.7)   1.6    3.9    1.9
    New orders                45.1   43.4   40.7   44.5  173.7   43.7

Eliminations
    Sales                    $(0.3) $(0.6) $(0.5) $(1.3) $(2.7) $(2.1)
    New orders                (0.4)  (0.5)  (0.4)  (1.0)  (2.3)  (2.3)

Total plastics technologies
    Sales                   $165.3 $180.7 $163.6 $187.1 $696.7 $172.7
    Operating cash flow(a)     6.0    9.2    6.0   11.1   32.3    4.6
    Segment earnings           2.0    5.1    2.1    6.5   15.7    0.9
    New orders               175.0  186.3  163.7  185.5  710.5  195.4

Industrial fluids
    Sales                    $27.0  $28.1  $27.1  $30.0 $112.2  $29.7
    Operating cash flow(a)     1.9    2.4    2.2    4.4   10.9    2.3
    Segment earnings           1.4    1.9    1.8    4.0    9.1    1.9
    New orders                27.0   28.2   27.1   29.8  112.1   29.7

Total continuing operations(b)
    Sales                   $192.3 $208.8 $190.7 $217.1 $808.9 $202.4
    Operating cash flow(a)     4.2    8.5    5.2   12.1   30.0    3.6
    Segment earnings           3.4    7.0    3.9   10.5   24.8    2.8
    Refinancing costs(c)         -      -      -      -      -      -
    Restructuring costs(d)    (0.4)  (0.3)  (0.1)  (0.8)  (1.6)  (0.6)
    Corporate expenses        (3.5)  (3.0)  (3.0)  (3.3) (12.8)  (3.3)
    Other unallocated
     expenses(e)              (0.2)  (0.1)  (0.1)  (0.1)  (0.5)     -
                            ------------------------------------------
    Operating earnings (loss) (0.7)   3.6    0.7    6.3    9.9   (1.1)
        Percent of sales      -0.4%   1.7%   0.4%   2.9%   1.2%  -0.5%
    New orders               202.0  214.5  190.8  215.3  822.6  225.1
    Ending backlog            96.0   99.2   99.6   96.5   96.5  116.2


(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.
(b) Reflects the presentation of Grinding Wheels as a discontinued operation in 2004.
(c) Represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations and costs that resulted from the refinancing and recapitalization of the company.
(d) Represents costs related to initiatives to reduce operating and administrative costs.
(e) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.

                                                 Updated: May 1, 2006

    Note: The amounts below are approximate working estimates , around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-K on file with the Securities and Exchange Commission.

---------------------------------------------------------------------
                                                     Quarter Ended
                                                  -------------------
(In millions)                                        June 30, 2006
---------------------------------------------------------------------

Projected profit & loss items
    Sales(1)                                               $210 - 224
          Total plastics technologies                       182 - 192
          Industrial fluids                                   29 - 31
    Segment earnings
          Total plastics technologies                           2 - 4
          Industrial fluids                                 1.5 - 2.5
    Corporate expenses                                          3 - 4
    Interest expense - net                                      7 - 8
    Provision for income taxes                                      1
    Restructuring costs                                        9 - 12
    Loss after tax(2)                                      (21) - (13)
    Average shares outstanding - basic                        48 - 49
    Average shares outstanding - diluted                    106 - 107

Projected cash flow & balance sheet items
    Depreciation                                                4 - 5
    Primary working capital - increase (decrease)(3)            4 - 8
    Cash pension contribution                                       1
    Capital expenditures                                        4 - 5
    Cash interest                                             13 - 14
    Cash dividends                                      (less than) 1
    Cash tax refunds                                            2 - 4
    Cash restructuring                                          1 - 2

1 Decreased over the same period a year ago due to the weakening of the Euro of approximately $3 million in quarter ended June 30, 2006.
2 Includes $3.4 million of expenses related to the U.S. defined benefit plan in quarter ended June 30, 2006 (versus $3.2 million in quarter ended June 30, 2005).
    Includes $1.1 million of expenses related to Sarbanes-Oxley compliance in the quarter ended June 30, 2006 (versus $2.3 million in quarter ended June 30, 2005).
3   inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes quarter ended March 31, 2006 foreign exchange rates (e.g., USD/EUR = 1.20770), and no further acquisitions or divestitures.


    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918